EXHIBIT 10.19
COMPAQ COMPUTER CORPORATION                            205555 SH 240
PO BOX 692000                           HOUSTON, TX 77070-2690
HOUSTON, TX 77269-2000                  TEL 713-370-0070

COMPAQ

August 6, 1996

Anthony Adame
c/o Allstar Systems
6401 Southwest Freeway
Houston, TX 77074

To Whom it May Concern:

As of August 6, 1996, Allstar Systems is and has been recognized by Compaq Computer Corporation as a Compaq Authorized Reseller and Service Provider. Allstar Systems currently operates two Compaq Authorized Reseller locations, one in Houston, Texas (Compaq Dealer ID# D1557), and the other in Dallas, Texas (D1557-1).

Please let this letter serve as official confirmation of Allstar Systems' current Compaq Authorized Reseller status.

Thank you,

Compaq Computer Corporation

/s/ Chris Cooley
Christopher S. Cooley
Reseller Sales Manager

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